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Exhibit No. 4.4

EIGHTH AMENDMENT TO US CREDIT AGREEMENT

        THIS EIGHTH AMENDMENT TO US CREDIT AGREEMENT (herein called the "Amendment") made as of April 15, 2002 (herein called the "Effective Date"), by and among Questar Market Resources, Inc., a Utah corporation ("US Borrower"), Bank of America, N.A., individually and as administrative agent for the Lenders as defined below ("US Agent"), and the undersigned Lenders.

W I T N E S S E T H:

        WHEREAS, US Borrower, US Agent and the lenders as signatories thereto (the "Lenders") entered into that certain US Credit Agreement dated as of April 19, 1999, as amended by that certain First Amendment to US Credit Agreement dated as of May 17, 1999, as amended by that certain Second Amendment to US Credit Agreement dated as of July 30, 1999, as amended by that certain Third Amendment to US Credit Agreement dated as of November 30, 1999, as amended by that certain Fourth Amendment to US Credit Agreement dated as of April 17, 2000, as amended by that certain Fifth Amendment to US Credit Agreement dated as of October 6, 2000, and as amended by that certain Sixth Amendment to US Credit Agreement dated as of February 9, 2001, and as amended by that certain Seventh Amendment to US Credit Agreement dated as of April 16, 2001 (the "Original Agreement"), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to US Borrower as therein provided; and

        WHEREAS, US Borrower, US Agent and the undersigned Lenders desire to amend the Original Agreement for the purposes as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to US Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

        §1.1.    Terms Defined in the Original Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

        §1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Eighth Amendment to US Credit Agreement.

          "Amendment Documents" means this Amendment, the Assignment and Acceptance Documents and the New US Notes.

          "Assignment and Acceptance Documents" means that certain Assignment and Acceptance executed by all Tranche B Lenders and New Lender in the form of Exhibit F to the Original Credit Agreement, assigning certain interests of the Tranche B Lenders, and all documents delivered pursuant thereto.

          "Lenders" means the Original Lenders and the New Lender.

          "New Lender" means SunTrust Bank.

          "New US Notes" means collectively, (i) the Tranche B Notes dated as of April 15, 2002, executed by US Borrower and payable to the order of each Tranche B Lender and SunTrust Bank, in the form attached hereto as Exhibit A, and (ii) the Competitive Bid Note dated as of April 15,

  2002, executed by US Borrower and payable to the order of SunTrust Bank, in form attached hereto as Exhibit B.

          "US Credit Agreement" means the Original Agreement as amended hereby.

ARTICLE II.

Amendments to Original Agreement

        §2.1.    Amendment and Restatement of Annex I.    Annex I to the Original Agreement is hereby amended and restated in its entirety to read as set forth in Annex I attached hereto and made a part hereof.

        §"2.2.    Fees.    Sections 1.5 of the Original Agreement is hereby amended in its entirety to read as follows:

          Section 1.5.    Interest Rates and Fees.

            "(a)    Tranche A Loans.    The following interest and fees shall be payable with respect to Tranche A Loans:

              (i)    Interest.    Each Tranche A Loan that is a US Base Rate Loan shall bear interest on each day outstanding at the US Base Rate in effect on such day. Each Tranche A Loan that is a US Dollar Eurodollar Loan shall bear interest on each day during the related Eurodollar Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day.

              (ii)    Tranche A Commitment Fees.    In consideration of each Tranche A Lender's commitment to make Tranche A Loans under this Agreement, US Borrower will pay to US Agent for the account of each Tranche A Lender a commitment fee determined on a daily basis by applying the Five-Year Commitment Fee Rate to its Tranche A Percentage Share of the amount by which the Tranche A Maximum Credit Amount exceeds the Tranche A Facility Usage on each day during the US Facility Commitment Period. This commitment fee shall be due and payable in arrears on the fifteenth day after the end of each Fiscal Quarter and at the end of the US Facility Commitment Period.

            (b)    Tranche B Loans.    The following interest and fees shall be payable with respect to Tranche B Loans:

              (i)    Interest.    Each Tranche B Loan that is a US Base Rate Loan shall bear interest on each day outstanding at the US Base Rate in effect on such day. Each Tranche B Loan that is a US Dollar Eurodollar Loan shall bear interest on each day during the related Eurodollar Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day.

              (ii)    Commitment Fees.    In consideration of each Tranche B Lender's commitment to make Tranche B Loans under this Agreement, US Borrower will pay to US Agent for the account of each Tranche B Lender a commitment fee determined on a daily basis by applying the 364-Day Commitment Fee Rate to its Tranche B Percentage Share of the amount by which the Tranche B Maximum Credit Amount exceeds the outstanding principal balance of the Tranche B Loans on each day during the period from the date hereof until the Tranche B Maturity Date. This commitment fee shall be due and payable in arrears on the fifteenth day after the end of each Fiscal Quarter and on the Tranche B Maturity Date.

            (c)    Utilization Fees.    During the period from April 15, 2002, until the latest of the Tranche B Conversion Date, the Conversion Date under the Canadian Agreement, and the Tranche D Maturity Date, US Borrower will pay to US Agent for the account of each Lender under the US Agreement and the Canadian Agreement, a utilization fee for each day on which the Aggregate Facility Usage exceeds thirty three and one-third percent (33 1/3%) of the sum of (i) the US Maximum Credit Amount plus (ii) the Canadian Maximum Credit Amount; provided that, if the Tranche B Loans or Tranche C Loans have been converted to term loans, they shall be excluded from the calculation of utilization fees. The amount of the utilization fee shall be determined on a daily basis by applying the Utilization Fee Rate to each such Lender's Percentage Share of the Aggregate Facility Usage on each such day. This utilization fee shall be due and payable in arrears on each Interest Payment Date for US Base Rate Loans and at the end of the US Facility Commitment Period.

            (d)    Competitive Bid Loans.    Each Competitive Bid Loan shall bear interest on each day outstanding at the Competitive Bid Rate for such Competitive Bid Loan.

            (e)    All US Loans.    Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, all US Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the US Notes.

            (f)    Administrative Fees.    In addition to all other amounts due to US Agent under the US Loan Documents, US Borrower will pay fees to US Agent as described in a letter agreement dated January 14, 1999, executed by US Agent and accepted and agreed to by US Borrower on January 15, 1999."

        §2.3    Increase in Commitments.    Section 1.1(f) of the Original Agreement is hereby deleted and replaced with the following:

          "(f) Increase in Commitments. At any time which is during all of the Tranche B Revolving Period, the Tranche C Revolving Period and the Tranche D Revolving Period, (1) the Tranche C Maximum Credit Amount or the Tranche D Maximum Credit Amount and the Canadian Maximum Credit Amount and (2) the Tranche A Maximum Credit Amount or the Tranche B Maximum Credit Amount and the US Maximum Credit Amount may be increased, pro rata, by an aggregate amount of $10,000,000 or any higher integral multiple thereof not to exceed $50,000,000 at the request of Canadian Borrower and with the prior written consent of the US Agent and the Canadian Agent, which consent shall not be unreasonably withheld, and without the consent of any Lender provided that a new Lender becomes a party to the US Agreement and the Canadian Agreement with the same Percentage Share of the Tranche B Loans and the Canadian Obligations, and that such Lender agrees to all of the terms and conditions of the US Loan Documents and the Canadian Loan Documents. Each of US Agent and Canadian Agent are hereby authorized to execute and deliver amendments to the Loan Documents to effectuate the foregoing on behalf of all Lenders."

        §2.4    Waivers and Amendments.    The fourth sentence of Section 10.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "This Agreement and the other US Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other US Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is US Borrower, by US Borrower, (ii) if such party is US Agent or US LC Issuer, by such party, (iii) in any provision requiring the consent of Tranche A Required Lenders, if such party is a Tranche A Lender, by such Tranche A Lender or by US Agent on behalf of Tranche A Lenders with the written consent of Tranche A Required Lenders, (iv) in any provision requiring the consent of Tranche B Required Lenders, if such party is a Tranche B Lender, by such Tranche B Lender or by US Agent on behalf of Tranche B Lenders with the written consent of Tranche B Required Lenders and (v) if such party is a Lender, by such Lender or by US Agent on behalf of Lenders with the written consent of

  Required Lenders (which consent has already been given as to the termination of the US Loan Documents as provided in Section 10.10)."

        §2.4    Lenders Schedule.    The Lenders Schedule attached to the Original Agreement is deleted and Schedule 1 hereto is substituted therefor.

ARTICLE III.

Amendment Fee

        §3.1.    Amendment Fee.    In consideration of US Agent and each Tranche B Lender's (including SunTrust Bank as a Tranche B Lender) agreement to enter into this Amendment, US Borrower will pay to US Agent for the account of each Tranche B Lender an amendment fee determined by applying seven and one-half (7.5) Basis Points to such Tranche B Lender's Percentage Share of the Tranche B Maximum Credit Amount. This amendment fee shall be due and payable on the Effective Date of this Amendment.

ARTICLE IV.

Conditions of Effectiveness

        §4.1.    Effective Date.    This Amendment shall become effective as of the date first above written when, and only when, US Agent shall have received, at US Agent's office:

            (i)  US Agent shall have received, at US Agent's office a counterpart of this Amendment executed and delivered by US Borrower, Required Lenders and New Lender;

          (ii)  US Borrower shall have issued and delivered to US Agent, for subsequent delivery to the appropriate Lender, the New Notes with appropriate insertions, duly executed on behalf of US Borrower, dated the date hereof;

          (iii)  US Agent shall have received, at US Agent's office, a counterpart of each Assignment and Acceptance Document, duly executed and delivered by the parties thereto;

          (iv)  US Agent shall have received, at US Agent's office, a certificate of the Secretary or Assistant Secretary and of the President, Chief Financial Officer or Vice President of Administrative Services of US Borrower dated the date of this Amendment certifying: (a) that resolutions adopted in connection with the Original Agreement by the Board of Directors of the US Borrower authorize the execution, delivery and performance of this Amendment by US Borrower, (b) to the names and true signatures of the officers of the US Borrower authorized to sign this Amendment, and (c) that all of the representations and warranties set forth in Article V hereof are true and correct at and as of the time of such effectiveness;

          (v)  US Agent shall have received, at US Agent's office, a favorable opinion of Eric L. Dady, Senior Counsel for Restricted Persons, substantially in the form set forth in Exhibit C attached hereto.

          (v)  US Agent shall have received from US Borrower, all fees and reimbursements to be paid to US Agent pursuant to any US Loan Documents, or otherwise due US Agent, including fees and disbursements of US Agent's attorneys.

ARTICLE V.

Representations and Warranties

        §5.1.    Representations and Warranties of Borrower.    In order to induce US Agent and Lenders to enter into this Amendment, US Borrower represents and warrants to US Agent that:

          (a)  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b)  US Borrower has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. US Borrower is duly authorized to borrow funds under the US Credit Agreement.

          (c)  The execution and delivery by US Borrower of this Amendment, the performance by US Borrower of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of US Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon US Borrower, or (b) result in the acceleration of any Indebtedness owed by US Borrower, or (c) result in or require the creation of any Lien upon any assets or properties of US Borrower, except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with any Tribunal or third party is required in connection with the execution, delivery or performance by US Borrower of this Amendment or to consummate any transactions contemplated herein.

          (d)  This Amendment is a legal, valid and binding obligation of US Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application relating to the enforcement of creditor's rights.

ARTICLE VI.

Miscellaneous

        §6.1.    Ratification of Agreements.    The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The US Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the US Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. Any reference to the Lenders or the Lender Parties in any Loan Document shall be deemed to include New Lender. Any reference to the Tranche A Notes, the Tranche B Notes and the Competitive Bid Notes in any other US Loan Document shall be deemed to include a reference to the New US Notes issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and each of the New US Notes shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the US Credit Agreement, the US Notes, or any other US Loan Document nor constitute a waiver of any provision of the US Credit Agreement, the US Notes or any other US Loan Document.

        §6.2.    Survival of Agreements; Cumulative Nature.    All of Restricted Persons' various representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Amendment and the other Amendment Documents and the performance hereof and thereof, including without limitation the making or granting of the US Loans and the delivery of the New US Notes and shall further survive until all of the US Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to US Borrower are terminated. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the US Credit Agreement to any Lender Party shall be deemed representations and warranties by US Borrower or agreements and covenants of US Borrower under this Amendment and under the US Credit Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the US Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the US Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Amendment or any other Amendment Document to any representation, warranty, indemnity, or covenant herein or therein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various US Loan Documents.

        §6.3.    Loan Documents.    This Amendment, the Assignment and Acceptance Documents and the New US Notes are each a US Loan Document, and all provisions in the US Credit Agreement pertaining to US Loan Documents apply hereto and thereto.

        §6.4.    Governing Law.    This Amendment, the Assignment and Acceptance Documents and the New US Notes shall each be governed by and construed in accordance the laws of the State of Utah and any applicable laws of the United States of America in all respects, including construction, validity and performance. US Borrower hereby irrevocably submits itself and each other Restricted Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Utah and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Amendment Documents or the Obligations by any means allowed under Utah or federal law.

        §6.5.    Counterparts.    This Amendment may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER US LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        [The remainder of this page has been intentionally left blank.]

        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

QUESTAR MARKET RESOURCES, INC. US Borrower
By:	G. L. Nordloh President and Chief Executive Officer
Mailing Address: P.O. Box 45433 Salt Lake City, Utah 84145 Attention: Martin H. Craven
Street Address: 180 East 100 South Salt Lake City, Utah 84111 Telephone: (801) 324-5077 Fax: (801) 324-5483
BANK OF AMERICA, N.A. Administrative Agent, US LC Issuer and Lender
By:	Name: Title:
TORONTO DOMINION (TEXAS), INC. Lender
By:	Name: Title:
MIZUHO CORPORATE BANK, LTD., formerly known as The Industrial Bank of Japan, Limited Lender
By:	Name: Title:
SUMITOMO MITSUI BANKING CORPORATION, formerly known as The Sumitomo Bank, Limited Lender
By:	Name: Title:
BANK OF MONTREAL Lender
By:	James Whitmore Director
BANK ONE, NA (MAIN OFFICE CHICAGO) Lender
By:	Name: Title:

WELLS FARGO BANK, N.A., as successor to First Security Bank, N.A. Lender
By:	Name: Title:
MELLON BANK, N.A. Lender
By:	Roger E. Howard Vice President
U.S. BANK NATIONAL ASSOCIATION Lender
By:	Matthew J. Purchase Assistant Vice President
THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY Lender
By:	Name: Title:
SUNTRUST BANK Lender
By:	Name: Title:

EXHIBIT A

Tranche B Note
PROMISSORY NOTE

US$	[Tranche B Note]	April 15, 2002

        FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation (herein called "Borrower"), hereby promises to pay to the order of SUNTRUST BANK (herein called "Lender"), the principal sum of                        Dollars (US$                        ), or, if greater or less, the aggregate unpaid principal amount of the Tranche B Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

        This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999 among Borrower, Bank of America, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Tranche B Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is given in partial renewal and extension (but not in extinguishment or novation) of (i) that certain Promissory Note dated April 17, 2000, executed and delivered by Borrower and payable to the order of Toronto Dominion (Texas), Inc., in the stated principal amount of US $3,333,333.33, (ii) that certain Promissory Note dated April 17, 2000, executed and delivered by Borrower and payable to the order of The Industrial Bank of Japan, Limited, in the stated principal amount of US $1,666,666.67, and (iii) that certain Promissory Note dated April 17, 2000, executed and delivered by Borrower and payable to the order of Sumitomo Mitsui Banking Corporation, formerly known as The Sumitomo Bank, Limited, in the stated principal amount of US $1,666,666.67. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

        The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Tranche B Maturity Date.

        Tranche B Loans that are US Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the US Base Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, US Base Rate Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the US Base Rate Loans to but not including such Interest Payment Date. Each Tranche B Loan that is a US Dollar Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted US Dollar Eurodollar Rate in effect on such day; provided that if an Event of Default has occurred and is continuing, such US Dollar Eurodollar Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such US Dollar Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such US Dollar Eurodollar Loan to but not including such Interest Payment Date.

        All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of US Base Rate, Adjusted US Dollar Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

        Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

        If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

        Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

        THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

QUESTAR MARKET RESOURCES, INC.
By:	G. L. Nordloh President and Chief Executive Officer

EXHIBIT B

Competitive Bid Note

COMPETITIVE BID NOTE [U.S. Facility]	April 15, 2002

        FOR VALUE RECEIVED, the undersigned, Questar Market Resources, Inc., a Utah corporation ("Borrower"), hereby promises to pay to the order of SUNTRUST BANK ("Lender"), the aggregate unpaid principal amount of all Competitive Bid Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of US Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

        This Note (a) is issued and delivered under that certain US Credit Agreement dated as of April 19, 1999, among Borrower, Bank of America, N.A., individually and as administrative agent ("US Agent"), and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Competitive Bid Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

        For the purposes of this Note, "Competitive Bid Rate Payment Date" means, with respect to each Competitive Bid Loan: (i) the day on which the related Competitive Bid Interest Period ends, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Competitive Bid Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Competitive Bid Loan shall be deferred from one Competitive Bid Rate Payment Date to another day, such other day shall also be a Competitive Bid Rate Payment Date.

        The principal amount of this Note and interest accrued hereon, shall be due and payable as set forth in the Credit Agreement, and shall in any event be due in full on the last day of the US Facility Commitment Period.

        Each Competitive Bid Loan (exclusive of any past due principal or past due interest) shall bear interest on each day during the related Competitive Bid Interest Period at the Competitive Bid Rate in effect on such day for such Competitive Bid Loan, provided that if an Event of Default has occurred and is continuing such Competitive Bid Loan shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Competitive Bid Rate Payment Date relating to any Competitive Bid Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Competitive Bid Loan to but not including such Competitive Bid Rate Payment Date.

        All past due principal of and past due interest on Competitive Bid Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Competitive Bid Rate and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

        Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. The term "applicable Law" as used in this Note shall mean the laws of the State of Utah or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

        If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

        Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

        THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

QUESTAR MARKET RESOURCES, INC.

By:	G. L. Nordloh President and Chief Executive Officer

EXHIBIT C

Opinion of Counsel for Restricted Persons

DEFINED TERMS

LENDERS SCHEDULE

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